                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 11, 1997
                                                           -------------


                                  ROMTECH, INC.
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             (Exact name of registrant as specified in its charter)


   Pennsylvania                   0-27102                       23-2694937
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 (State or other                 (Commission                  (IRS Employee
 jurisdiction of                 File Number)                Identification No.)
 incorporation)


         2000 Cabot Boulevard, Suite 110, Langhorne, Pennsylvania 19047
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        (Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code: (215) 750-6606
                                                           --------------

                                       N/A
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          (Former name or former address, if changed since last report)



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Item 5.        Other Events
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     RomTech, Inc. ("RomTech") has terminated the Asset Acquisition Agreement
(the "Agreement") entered into with FileABC(TM), L.P. ("FileABC") in October 1996, and will not consummate the acquisition of certain assets of FileABC pursuant to the Agreement. The completion of the transaction had been subject to certain conditions, including the condition that FileABC continue to have a distribution relationship with Franklin Covey Company ("Franklin Covey") for the distribution of software products. Franklin Covey terminated its distribution relationship with FileABC, which was among the reasons for RomTech's termination of the Agreement.

     RomTech has filed suit against FileABC in federal court, alleging fraud, deceit and misrepresentation, breach of the covenant of good faith and fair dealing, breach of contract and conspiracy on the part of FileABC and certain of its principals. RomTech is seeking to rescind the Agreement, to recover damages and a declaratory judgment that the Agreement is void and unenforceable.


                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ROMTECH, INC.


 Date: August 28, 1997                 By: /s/ Joseph A. Falsetti
                                           ------------------------------------
                                           Chairman and Chief Executive Officer